UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2006 (March 13, 2006)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a)	On March 13, 2006, Christopher L. Winslow resigned as the Company’s President and Chief Executive Officer and from the Company’s Board of Directors. Mr. Winslow was President and Chief Operating Officer of the Company since August 2004. He was the Vice President of Sales and Marketing for the Company from 2000 through August 2004.

Mr. Winslow and the Company entered into an employment agreement on January 1, 2005, which contained various severance provisions (the “Agreement”). The Agreement treats the severance payments for which Mr. Winslow is entitled differently based upon the event that triggers the termination of employment (i.e., termination with cause, termination without cause, voluntary resignation). The Company and Mr. Winslow agreed on March 13, 2006 to amend the Agreement to compensate him for severance purposes as if Mr. Winslow was terminated without cause by the Company under Section 6(c) of the Agreement rather than under Section 6(e) of the Agreement, which covers voluntary resignations. The amount of the severance payments are more favorable to Mr. Winslow under Section 6(c) than under Section 6(e) of the Agreement.

Mr. Winslow is entitled to the following payments from the Company: (a) his annual base salary of $250,000 and fringe benefits through May 12, 2007, and (b) a prorated bonus of $27,500 to be paid on May 12, 2006. All other provisions of the Agreement remain in full force and effect including: (i) the one year noncompetition and nonsolicitation covenants, and (ii) the indefinite nondisclosure covenants, contained in Section 9 of the Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	On March 13, 2006, Christopher L. Winslow resigned as the Company’s President and Chief Operating Officer, effective immediately. Mr. Winslow also resigned from the Company’s Board of Directors.

Also on March 13, 2006, John D. Bair resigned as the Company’s Chief Executive Officer, effective immediately. He will remain as the Chairman of the Board of Directors.

(c)	On March 13, 2006, the Board of Directors elected Michael R. Sayre as the Chief Executive Officer and President of the Company, effective immediately. Mr. Sayre has served as the Executive Vice President of the Company since July 2001 and has been the Chief Financial Officer and Treasurer of the Company since September 2001. From October 2003 to January 2004, he served as interim Corporate Secretary of the Company. Prior to joining the Company, Mr. Sayre was the Executive Vice President and Chief Financial Officer of LogiKeep Inc., a network security intelligence business. Mr. Sayre also served on LogiKeep Inc.’s Board of Directors.

There are no familial relationships between Mr. Sayre and any other director or executive officer of the Company. During the past two years, there have been no transactions between Mr. Sayre or any member of his immediate family and the Company.

The Company entered into an employment agreement with Mr. Sayre, as its Executive Vice President, Chief Financial Officer and Treasurer, on January 1, 2005. This employment agreement remains in full force and effect. The Company intends to enter into a new employment agreement with Mr. Sayre to reflect his change in positions, but the terms of such agreement are not determined at this time. Mr. Sayre resigned his position as the Executive Vice President of the Company on March 13, 2006.

Mr. Sayre will continue to serve as the Company’s Chief Financial Officer and Treasurer on an interim basis, but the Company intends to immediately commence a search for a new Chief Financial Officer and Treasurer.

On March 13, 2006, the Company issued a news release announcing these actions. A copy of this news release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Descriptions
99.1	Press Release dated March 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Michael R. Sayre
Michael R. Sayre, Chief Executive Officer and President

Dated: March 15, 2006